Manning & Napier Fund, Inc. 485BPOS

Exhibit 99.h(2)(g)

Execution Version

Amendment No. 7

To

Transfer Agency And Shareholder Services Agreement

This Amendment No. 7 To Transfer Agency And Shareholder Services Agreement (“Amendment No. 7”), dated as of August 26, 2021 (“Effective Date”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and each of Manning & Napier Fund, Inc. (“Investment Company”), on its own behalf and on behalf of each M&N Fund (as defined in the Current Agreement) and Manning & Napier Advisors, LLC (“Company”), as service provider to Exeter Trust Company.

Background

The parties previously entered into the Transfer Agency And Shareholder Services Agreement, made as of March 1, 2017, Amendment No. 1 To Transfer Agency And Shareholder Services Agreement, dated as of March 10, 2017, Amendment No. 2 To Transfer Agency And Shareholder Services Agreement, dated as of June 12, 2017, Amendment No. 3 To Transfer Agency And Shareholder Services Agreement, dated as of October 11, 2017, Amendment No. 4 Transfer Agency And Shareholder Services Agreement dated as of January 1, 2018, Amendment No. 5 To Transfer Agency And Shareholder Services Agreement, dated as of March 4, 2020, and Amendment No. 6 To Transfer Agency And Shareholder Services Agreement, dated as of November 4, 2020 (“Current Agreement”). The parties intend that the Current Agreement be amended as set forth in this Amendment No. 7.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.            Modifications to Current Agreement. The Current Agreement is amended as follows:

(a)          Section 11(b) is deleted and replaced in its entirety with the following:

(b)        BNYM’s maximum aggregate cumulative liability to the Client and all persons or entities claiming through the Client, considered as a whole, for all loss, cost, expense and damages the recovery of which is not otherwise excluded by another provision of this Agreement shall not exceed the fees actually paid to BNYM by the Client for services provided hereunder during the twenty-four (24) months immediately prior to the last Loss Date; provided, however, the foregoing limitation shall not apply with respect to a Loss to the extent it results from a fraudulent act or the willful misconduct of BNYM or its employees.

(b)          Section 13(b) is deleted and replaced in its entirety with the following:

(a)        This Agreement shall be effective on the Effective Date and continue, unless validly terminated pursuant to this Section 13 prior thereto, until December 31, 2024 (the “Initial Term”).

(c)          A new Section 19(v), which reads in its entirety as follows, is added:

(v)        Client Data.

Execution Version

(1)        Client agrees that BNYM, its Affiliates and suppliers may disclose to each other and use Client Confidential Information (including the personal data of individuals): (i) to the extent necessary for the provision of Services and fulfilling BNY Mellon’s regulatory and legal obligations; (ii) in connection with business administration functions performed on a centralized basis by BNYM, its Affiliates and suppliers; and (iii) to analyze and improve services and for internal research and development activities related thereto.

(2)        Client agrees that BNYMellon and its Affiliates may aggregate Client Confidential Information with other client-related data or other data on a fully anonymized basis and using such aggregated data for purposes of product or service development and distribution, general marketing purposes, and producing market or similar analyses for its clients, provided that in any such case Client Confidential Information cannot be identified with or derived from any such aggregated and anonymized data.

(d)          Schedule B is deleted and replaced it in its entirety with the Schedule B attached to Amendment No. 7 To Transfer Agency And Shareholder Services Agreement, dated as of August 26, 2021, between BNYM and each of the Investment Company and Company.

2.            Remainder of Current Agreement. Except as specifically modified by this Amendment No. 7, all terms and conditions of the Current Agreement shall remain in full force and effect.

3.            Governing Law. The governing law provision of the Current Agreement shall be the governing law provision of this Amendment No. 7.

4.            Entire Agreement. This Amendment No. 7 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5.            Signatures; Counterparts. The parties expressly agree that this Amendment No. 7 may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of Amendment No. 7, by a manual signature on a copy of Amendment No. 7 transmitted by facsimile transmission, by a manual signature on a copy of Amendment No. 7 transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of Amendment No. 7 by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment No. 7 or of executed signature pages to counterparts of this Amendment No. 7, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment No. 7 and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment No. 7.

[Remainder Of Page Intentionally Blank - Signatures Appear On Following Page]

Execution Version

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 7 To Transfer Agency And Shareholder Services Agreement to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment No. 7 by Electronic Signature, affirms authorization to execute this Amendment No. 7 by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment No. 7 and an agreement with its terms.

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Robert Jordan

Name:	Robert Jordan

Title:	Director

Manning & Napier Advisors, LLC

By:	/s/ Sarah Turner

Name:	Sarah C Turner

Title:	Corporate Secretary

Manning & Napier Fund, Inc.,
on its own behalf and on behalf of each
M&N Fund, each in its individual and separate capacity

By:	/s/ Elizabeth Craig

Name:	Elizabeth Craig

Title:	Corporate Secretary

Execution Version

SCHEDULE B

(Dated: August 26, 2021)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency And Shareholder Services Agreement, dated as of October 11, 2017, by and between BNY Mellon Investment Servicing (US) Inc. and each of Manning & Napier Advisors, LLC, as service provider to Exeter Trust Company, and Manning & Napier Fund, Inc., on its own behalf and on behalf of the Portfolios of Manning & Napier Fund, Inc. listed on this Schedule B.

Portfolios

Manning & Napier Fund, Inc.
Core Bond Series	Class I, S, W and Z
Credit Series	Class W
Disciplined Value Series	Class I, S, W and Z
Diversified Tax Exempt Series	Class A and W
Equity Series	Class S and W
New York Tax Exempt Series	Class A and W
Overseas Series	Class I, S, W and Z
Pro-Blend Conservative Term Series	Class I, R, L, S and W
Pro-Blend Moderate Term Series	Class I, R, L, S and W
Pro-Blend Extended Term Series	Class I, R, L, S and W
Pro-Blend Maximum Term Series	Class I, R, L, S and W
Rainier International Discovery Series	Class I, S, W and Z
Real Estate Series	Class I, S, W and Z
Unconstrained Bond Series	Class I, S and W

Exeter Trust Company
Manning & Napier Disciplined Value CIT	Class U
Manning & Napier Global Equity CIT	Class I and Z
Manning & Napier Non-U.S. Equity CIT[1]
Manning & Napier Retirement Target Income CIT	Class I, U1 and S
Manning & Napier Retirement Target 2020 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2025 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2030 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2035 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2040 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2045 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2050 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2055 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2060 CIT	Class I, U1 and S
Pro-Mix Conservative Term Collective Investment Trust Fund	Class S and U
Pro-Mix Extended Term Collective Investment Trust Fund	Class S and U
Pro-Mix Maximum Term Collective Investment Trust Fund	Class S and U
Pro-Mix Moderate Term Collective Investment Trust Fund	Class S and U

[1]	Fund liquidated November 28, 2018. Will not appear on future versions of Schedule B.

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